EXHIBIT 99.1

CONQUEST CHIEF FINANCIAL OFFICER AND DIRECTOR RESIGNS

Conquest Petroleum Incorporated, a Houston based oil and gas producing company, announces that Robert C. Johnson, the Company’s Chief Financial Officer and a Director, has resigned to pursue personal interests. Mr. Johnson had been with the Company since 2008 and was responsible for fund raising and capital development.

Robert D. Johnson, CEO, states “All of the Management of Conquest appreciated Mr. Johnson’s efforts in a severely constrained capital environment.  Initially, Mr. Johnson’s duties will be absorbed by others in the firm. Upon funding, the Company will hire a replacement from any number of identified candidates. Conquest wishes Mr. Johnson well in his future endeavors.”

CAUTIONARY STATEMENT

Some of the items discussed in this presentation are forward-looking statements about Conquest Petroleum Incorporated ("Conquest" or the "Company") and its activities in Louisiana and Kentucky, known and unknown risks and uncertainties, which may cause Conquest's or its wholly owned subsidiaries' actual future results to vary widely. Words such as "anticipates", "hopes", "expects", "intends", "plans", "targets", "projects", "believes", "seeks", "estimates", and similar expressions are intended to identify such forward-looking statements. The statements are based upon Management's current expectations, estimates and projections, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company's control and are difficult to predict. Among the factors that could cause actual results to differ materially are changes in demand for, and prices of and demand for, crude oil and natural gas, the results of drilling and testing, local political events, civil unrest, weather, the ability to obtain equity or debt financing on acceptable terms, if at all, working capital constraints, and general economic conditions. You should not place undo reliance on these forward-looking statements, which speak only from the date of this document. Unless legally required, Conquest undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:       Killian Capital Corp
Ann Thomas
210-744-9565
ann_thomas@msn.com
13131 Champions Drive, Suite 205
Houston, TX 77069